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                                                                     Exhibit 7.4


Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, NW
Washington DC 20549
U.S.A.

June 28, 2000

Dear Sir/Madam:

We have read the 3/rd/ paragraph of Item 4(a)(2) included in the Form 8-K dated June 28, 2000 of Energy Exploration Technologies to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours very truly,

Arthur Andersen LLP


By: /s/ Blair R. Kraus
        Blair R. Kraus

Cc:
John M. Woodbury, Jr,
Chief Financial Officer, Energy Exploration Technologies